UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

Oracle Healthcare Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51785	26-0126028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Greenwich Ave., 3rd Floor

Greenwich, Connecticut 06830

(Address of principal executive offices)

(203) 862-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on December 3, 2007, Oracle Healthcare Acquisition Corp. (“Oracle”), PTI Acquisition Sub., Inc. (“Merger Sub”), a newly formed wholly-owned subsidiary of Oracle, and Precision Therapeutics, Inc. (“PTI”) entered into an Agreement and Plan of Merger, which was subsequently amended on January 24, 2008 and February 25, 2008 (as amended, the “Merger Agreement”), providing for the merger of Merger Sub with and into PTI (the “Merger”), with PTI continuing as the surviving company of such Merger as a wholly-owned subsidiary of Oracle. On March 4, 2008, Oracle and PTI entered into a Termination Agreement (the “Termination Agreement”) pursuant to which they mutually agreed to terminate the Merger Agreement and the transactions contemplated thereby. The Termination Agreement is attached as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.02 by reference.

In addition, a copy of the press release regarding the Termination Agreement is attached as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 1.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description:
Exhibit 2.1	Termination Agreement, dated as of March 4, 2008, by and among Oracle Healthcare Acquisition Corp. and Precision Therapeutics, Inc.

Exhibit 99.1	Press Release, dated March 4, 2008, issued by Oracle Healthcare Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE HEALTHCARE ACQUISITION CORP.

Date: March 4, 2008	By:	/s/ Joel D. Liffmann
	Name:	Joel D. Liffmann
	Title:	President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description:
Exhibit 2.1	Termination Agreement, dated as of March 4, 2008, by and among Oracle Healthcare Acquisition Corp. and Precision Therapeutics, Inc.

Exhibit 99.1	Press Release, dated March 4, 2008, issued by Oracle Healthcare Acquisition Corp.